                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form
S-8 No. 333-00000) pertaining to the Vion Pharmaceuticals, Inc's 2005 Stock
Incentive Plan of our reports dated February 21, 2005, with respect to the consolidated financial statements of Vion Pharmaceuticals, Inc. included in its
Annual Report (Form 10-K) for the year ended December 31, 2004, Vion
Pharmaceutical, Inc.'s management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Vion Pharmaceuticals, Inc. filed with the Securities and
Exchange Commission.

                                            /s/ Ernst & Young LLP

Boston Massachusetts
November 10, 2005